EXHIBIT 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A (333-192733 and 811-22917) under the Securities Act of 1933 Pre-Effective Amendment No. 3 and the Investment Company Act of 1940 Amendment No. 3 and related Prospectus of our report dated August 6, 2014, relating to the July 31, 2014 financial statements of WBI Tactical Income Shares, a series of the Absolute Shares Trust.

We also consent to the reference to our Firm under the caption “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ KPMG LLP

Roseland, New Jersey

August 6, 2014